Exhibit 99

NEWS ANNOUNCEMENT	For Immediate Release

REX AMERICAN RESOURCES REPORTS

SECOND QUARTER DILUTED EPS OF $0.36

Dayton, Ohio, (August 29, 2019) -- REX American Resources Corporation (NYSE: REX) (“REX” or “the Company”) today reported financial results for its fiscal 2019 second quarter (“Q2 ‘19”) ended July 31, 2019. REX management will host a conference call and webcast today at 11:00 a.m. ET.

Conference Call:	212/231-2930

Webcast / Replay URL:	www.rexamerican.com/Corp/Page4.aspx

The webcast will be available for replay for 30 days.

REX American Resources’ Q2 ‘19 results principally reflect its interests in six ethanol production facilities and its refined coal operation. The One Earth Energy, LLC (“One Earth”) and NuGen Energy, LLC (“NuGen”) ethanol production facilities are consolidated, as is the refined coal entity, while those of its four other ethanol plants are reported as equity in income of unconsolidated ethanol affiliates. The Company reports results for its two business segments as ethanol and by-products, and refined coal.

REX’s Q2 ‘19 net sales and revenue were $105.9 million compared with $128.8 million in Q2 ‘18. While ethanol and corn oil pricing remained stable on a year-to-year basis, lower Q2 ’19 ethanol production and lower distiller grain pricing led to the decline in year-over-year net sales and revenue. Primarily reflecting these factors and higher corn prices, the Company’s Q2‘19 gross profit for its ethanol and by-products segment was $6.2 million, compared with $13.7 million in Q2 ‘18. As a result, the ethanol and by-products segment income before income taxes was $3.1 million in Q2 ‘19, compared to $10.1 million in Q2 ‘18. The Company’s refined coal operation incurred a $2.2 million gross loss and a $2.0 million loss before income taxes in Q2 ‘19, compared to a $4.3 million gross loss and a loss before income taxes of $4.8 million in Q2 ‘18. REX reported Q2 ‘19 income before income taxes and non-controlling interests of $0.7 million, compared with $4.9 million in the comparable year ago period. While the refined coal operation negatively impacted gross profit and income before income taxes, it contributed a tax benefit of $3.2 million and $7.6 million for Q2 ’19 and Q2 ‘18, respectively. The year-over-year decline in the refined coal gross loss, loss before taxes and the lower year-over-year tax benefits are related to lower production levels.

Net income attributable to REX shareholders in Q2 ‘19 was $2.3 million, compared to $9.2 million in Q2 ‘18. Q2 ‘19 basic and diluted net income per share attributable to REX common shareholders was $0.36, compared to $1.43 per share in Q2 ‘18. Per share results in Q2 ‘19 and Q2 ‘18 are based on 6,318,000 and 6,466,000 diluted weighted average shares outstanding, respectively.

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REX American Resources Q2 ’19 Results, 8/29/19	page 2

Segment Income Statement Data:

	Three Months Ended		Six Months Ended
($ in thousands)	July 31,		July 31,
	2019	2018	2019	2018
Net sales and revenue:
Ethanol & By-Products (1)	$105,770	$128,491	$210,223	$249,171
Refined coal (2) (3)	98	266	220	406
Total net sales and revenue	$105,868	$128,757	$210,443	$249,577

Gross profit (loss):
Ethanol & By-Products (1)	$6,169	$13,669	$12,284	$27,215
Refined coal (2)	(2,165)	(4,270)	(4,634)	(6,965)
Total gross profit	$4,004	$9,399	$7,650	$20,250

Income (loss) before income taxes:
Ethanol & By-Products (1)	$3,111	$10,077	$6,313	$21,086
Refined coal (2)	(2,028)	(4,788)	(4,703)	(7,647)
Corporate and other	(352)	(430)	(712)	(931)
Total income before income taxes	$731	$4,859	$898	$12,508

Benefit (provision) for income taxes:
Ethanol & By-Products	$(619)	$(2,029)	$(1,105)	$(3,449)
Refined coal	3,155	7,597	7,101	11,596
Corporate and other	86	63	174	187
Total benefit for income taxes	$2,622	$5,631	$6,170	$8,334

Segment profit (loss):
Ethanol & By-Products	$1,305	$6,561	$3,014	$15,150
Refined coal	1,216	3,018	2,602	4,289
Corporate and other	(265)	(362)	(539)	(726)
Net income attributable to REX common shareholders	$2,256	$9,217	$5,077	$18,713
(1)	Includes results attributable to non-controlling interests of approximately 25% for One Earth and approximately 1% for NuGen.
(2)	Includes results attributable to non-controlling interests of approximately 5%.
(3)	Refined coal sales are reported net of the cost of coal.

REX American Resources’ Chief Executive Officer, Zafar Rizvi, commented, “Challenging industry conditions persisted in the fiscal 2019 second quarter as we began to be impacted by the rise in corn prices and tightening corn supply related to unfavorable spring planting conditions which led to lower ethanol production. Higher input expenses combined with the decline in DDG pricing and lower ethanol and refined coal production resulted in quarterly earnings per share of $0.36. The industry continues to face headwinds related to small refinery waivers decreasing the Refined Fuel Standard obligations as well as current crop conditions pacing behind historical trends.

“While conditions in fiscal 2019 to date have been challenging, we remain confident in our disciplined operating approach and the value of ethanol as a worldwide fuel supply. We remain focused on near- and long-term opportunities to enhance shareholder value as we seek to leverage our robust balance sheet, including cash, cash equivalents and short-term investments in excess of $212 million and working capital of $237 million.”

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REX American Resources Q2 ’19 Results, 8/29/19	page 3

Balance Sheet

At July 31, 2019, REX had cash and cash equivalents and short-term investments of $212.2 million, $59.8 million of which was at the parent company, and $152.4 million of which was at its consolidated production facilities. This compares with cash and cash equivalents at January 31, 2019, of $203.5 million, $54.8 million of which was at the parent company, and $148.7 million of which was at its consolidated ethanol production facilities.

The following table summarizes select data related to REX’s

consolidated alternative energy interests:

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Average selling price per gallon of ethanol	$1.38	$1.38	$1.32	$1.35
Average selling price per ton of dried distillers grains	$135.46	$148.98	$138.92	$143.28
Average selling price per pound of non-food grade corn oil	$0.25	$0.24	$0.25	$0.24
Average selling price per ton of modified distillers grains	$53.01	$63.72	$60.12	$67.81
Average cost per bushel of grain	$3.80	$3.60	$3.65	$3.55
Average cost of natural gas (per mmbtu)	$2.63	$2.86	$3.16	$3.16

Supplemental data related to REX’s alternative energy interests:

REX American Resources Corporation Ethanol Ownership Interests/Effective Annual Gallons Shipped as of July 31, 2019 (gallons in millions)
Entity	Trailing Twelve Months Gallons Shipped	Current REX Ownership Interest	REX’s Current Effective Ownership of Trailing Twelve Month Gallons Shipped
One Earth Energy, LLC (Gibson City, IL)	141.5	75.2%	106.4
NuGen Energy, LLC (Marion, SD)	124.2	99.5%	123.6
Big River Resources West Burlington, LLC (West Burlington, IA)	109.1	10.3%	11.2
Big River Resources Galva, LLC (Galva, IL)	127.6	10.3%	13.1
Big River United Energy, LLC (Dyersville, IA)	132.3	5.7%	7.5
Big River Resources Boyceville, LLC (Boyceville, WI)	58.2	10.3%	6.0
Total	692.9	n/a	267.8

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REX American Resources Q2 ’19 Results, 8/29/19	page 4

Second Quarter Conference Call

REX will host a conference call at 11:00 a.m. ET today. Senior management will discuss the quarterly financial results and host a question and answer session. The dial in number for the audio conference call is 212/231-2930 (domestic and international callers).

Participants can also listen to a live webcast of the call on the Company’s website, www.rexamerican.com/Corp/Page4.aspx. A webcast replay will be available for 30 days following the live event at www.rexamerican.com/Corp/Page4.aspx.

About REX American Resources Corporation

REX American Resources has interests in six ethanol production facilities, which in aggregate shipped approximately 693 million gallons of ethanol over the twelve month period ended July 31, 2019. REX’s effective ownership of the trailing twelve month gallons shipped (for the twelve months ended July 31, 2019) by the ethanol production facilities in which it has ownership interests was approximately 268 million gallons. In addition, the Company acquired a refined coal operation on August 10, 2017. Further information about REX is available at www.rexamerican.com.

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative and regulatory changes, the price volatility and availability of corn, distillers grains, ethanol, non-food grade corn oil, gasoline and natural gas, ethanol and refined coal plants operating efficiently and according to forecasts and projections, changes in the international, national or regional economies, weather, results of income tax audits, changes in income tax laws or regulations, the impact of U.S. foreign trade policy, changes in foreign currency exchange rates and the effects of terrorism or acts of war. The Company does not intend to update publicly any forward-looking statements except as required by law.

Contact:
Douglas Bruggeman	Joseph Jaffoni, Norberto Aja
Chief Financial Officer	JCIR
(937) 276-3931	(212) 835-8500
rex@jcir.com

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REX American Resources Q2 ’19 Results, 8/29/19	page 5

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share amounts)

Unaudited

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Net sales and revenue	$105,868	$128,757	$210,443	$249,577
Cost of sales	101,864	119,358	202,793	229,327
Gross profit	4,004	9,399	7,650	20,250
Selling, general and administrative expenses	(4,764)	(6,110)	(9,496)	(10,663)
Equity in (loss) income of unconsolidated ethanol affiliates	239	874	365	1,571
Interest and other income, net	1,252	696	2,379	1,350
Income before income taxes and non-controlling interests	731	4,859	898	12,508
Benefit for income taxes	2,622	5,631	6,170	8,334
Net income including non-controlling interests	3,353	10,490	7,068	20,842
Net income attributable to non-controlling interests	(1,097)	(1,273)	(1,991)	(2,129)
Net income attributable to REX common shareholders	$2,256	$9,217	$5,077	$18,713

Weighted average shares outstanding – basic and diluted	6,318	6,466	6,317	6,517

Basic and diluted net income per share attributable to REX common shareholders	$0.36	$1.43	$0.80	$2.87

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REX American Resources Q2 ’19 Results, 8/29/19	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

Unaudited

	July 31,	January 31,
ASSETS	2019	2019
CURRENT ASSETS:
Cash and cash equivalents	$212,232	$188,531
Restricted cash	222	281
Short-term investments	-	14,975
Accounts receivable	7,682	11,378
Inventory	22,071	18,477
Refundable income taxes	7,683	7,695
Prepaid expenses and other	9,102	9,284
Total current assets	258,992	250,621
Property and equipment-net	171,550	182,521
Operating lease right-of-use assets	18,974	-
Other assets	12,749	6,176
Equity method investment	32,440	32,075
TOTAL ASSETS	$494,705	$471,393
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable – trade	$8,877	$7,463
Current operating lease liabilities	5,275	-
Accrued expenses and other current liabilities	8,115	9,546
Total current liabilities	22,267	17,009
LONG TERM LIABILITIES:
Deferred taxes	4,141	4,185
Long-term operating lease liabilities	13,137	-
Other long-term liabilities	4,670	4,928
Total long-term liabilities	21,948	9,113
COMMITMENTS AND CONTINGENCIES EQUITY:
REX shareholders’ equity:
Common stock, 45,000 shares authorized, 29,853 shares issued at par	299	299
Paid in capital	148,724	148,273
Retained earnings	584,635	579,558
Treasury stock, 23,561 and 23,580 shares, respectively	(335,080)	(335,193)
Total REX shareholders’ equity	398,578	392,937
Non-controlling interests	51,912	52,334
Total equity	450,490	445,271
TOTAL LIABILITIES AND EQUITY	$494,705	$471,393

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REX American Resources Q2 ’19 Results, 8/29/19	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Six Month Ended
	July 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,068	$20,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,425	12,033
Amortization of operating lease right-of-use assets	2,992	-
Income from equity method investments	(365)	(1,571)
Dividends received from equity method investments	-	1,003
Interest income from investments	(25)	(815)
Deferred income tax	(6,294)	(7,938)
Stock based compensation expense	248	443
Loss on disposal of property and equipment	-	104
Changes in assets and liabilities:
Accounts receivable	3,696	(1,735)
Inventory	(3,594)	(4,416)
Other assets	(141)	(2,443)
Accounts payable-trade	1,409	4,002
Other liabilities	(4,927)	(1,262)
Net cash provided by operating activities	12,492	18,247
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,449)	(5,813)
Purchases of short-term investments	-	(111,154)
Sales of short-term investments	15,000	-
Other	12	18
Net cash provided by (used in) investing activities	13,563	(116,949)
CASH FLOWS FROM FINANCING ACTIVITIES:
Treasury stock acquired	-	(16,648)
Payments to noncontrolling interests holders	(2,598)	(1,699)
Capital contributions from minority investor	185	246
Net cash used in financing activities	(2,413)	(18,101)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	23,642	(116,803)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH-Beginning of year	188,812	191,342
CASH, CASH EQUIVALENTS AND RESTRICTED CASH-End of year	$212,454	$74,539
Non cash financing activities – Equity awards issued	$487	$1,473
Non cash financing activities – Equity awards accrued	$171	$335
Non cash investing activities – Accrued capital expenditures	$5	$469
Initial right-of-use assets and liabilities recorded upon adoption of ASC 842	$20,918	$-
Right-of-use assets acquired and liabilities assumed upon lease execution	$432	$-

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